UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2024

NOV INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10353 Richmond Ave. Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 346-223-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On March 6, 2024, the Board of Directors (the “Board”) of NOV Inc. (the “Company”) appointed Patricia Martinez as a director of the Company, effective March 6, 2024, with a term of office expiring at the next annual meeting of stockholders. Ms. Martinez will serve on the Board’s Audit Committee. As compensation for her service on the Board, Ms. Martinez will receive the Company’s standard compensation for non-employee directors, which is described under the heading “Director Compensation” in the Company’s definitive proxy statement relating to the Company’s annual meeting of stockholders in 2023, filed with the Securities and Exchange Commission on April 6, 2023. In addition, there are no transactions in which Ms. Martinez has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Martinez, age 49, was the Chief Energy Transition Officer of Enerflex Ltd. (TSX: EFX) (NYSE: EFXT) from 2021 to 2024 and was formerly President of Enerflex’s Latin American business. Ms. Martinez joined Enerflex in 2014 when the company acquired Axip Energy Services L.P. international assets. At the time of the acquisition, Ms. Martinez was SVP for Axip’s international, a successor of Valerus Compression Services where she was VP of Latin America from 2009 to 2013 and Director of International Ventures from 2007 to 2009. Prior to joining Valerus in 2007, Ms. Martinez held several positions in sales and marketing with Shell Oil Products U.S. from 2003 to 2007. Ms. Martinez began her career at Conoco Argentina (a former Dupont subsidiary), where she worked in sales and marketing between 1996 and 1998. Ms. Martinez received a bachelor’s degree in business administration and marketing from Universidad Argentina de la Empresa and an MBA from Houston Baptist University. Ms. Martinez also serves as a director of Par Pacific Holdings Inc. (NYSE: PARR).

With the appointment of Ms. Martinez, the Board is now composed of ten directors, nine of whom are independent members.

On March 6, 2024, the Company announced the appointment of Ms. Martinez to the Board. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is provided as part of the information furnished under Item 5.02 of this Current Report:

99.1	NOV Inc. press release dated March 6, 2024 announcing the appointment of Patricia Martinez.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2024	NOV INC.

/s/ Brigitte M. Hunt
Brigitte M. Hunt
Vice President